Exhibit 2.3
SECURITY AGREEMENT AND ASSIGNMENT
OF INTEREST IN LIMITED LIABILITY COMPANY
     THIS SECURITY AGREEMENT AND ASSIGNMENT OF INTEREST IN LIMITED LIABILITY COMPANY (this “Assignment”) is made as of August 31, 2006, by HORIZON SOFTWARE HOLDINGS, INC., a Georgia corporation (“Assignor”), in favor of INTELLIGENT SYSTEMS CORPORATION, a Georgia corporation (“Lender”).
Statement of Background
     Assignor owns 5,818,232 Common Shares as a member of Horizon Software International, LLC (the “LLC”), a Georgia limited liability company. Assignor has on even date herewith, executed a Promissory Note of even date herewith in the original principal amount of $2,850,000.00 (the “Note”). In order to secure payment of the Note, Assignor has agreed to pledge 5,818,232 Common Shares, including all rights of Assignor to receive cash and other distributions of assets from the LLC with respect to such 5,818,232 Common Shares as set forth in or provided for in the Amended and Restated Operating Agreement of Horizon Software International, LLC dated on even date herewith (the “Operating Agreement”), and all rights and interests of Assignor with respect to such 5,818,232 Common Shares in and to the assets of the LLC (hereinafter called the “Interest”).
Statement of Agreement
     IN CONSIDERATION of the making of a loan in the amount of $2,850,000 (the “Loan”) by Lender to Assignor, evidenced by the Note, which will benefit the Assignor both directly and indirectly, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer, convey, and grant unto Lender, its successors, and assigns the Interest, as security for the Note (the “Guaranty”; together with the Note, and any and all documents, instruments or agreements executed and delivered in connection with the Loan, each individually also referred to as a “Loan Document” and collectively as the “Loan Documents”),
     TO HAVE AND TO HOLD UNTO Lender, its successors, and assigns, forever, upon and subject to the following terms and conditions:
     1. Power of Attorney. Assignor hereby constitutes and appoints Lender as its true and lawful attorney, with full power and authority in its name and stead with respect to the Interest only and only after an “Event of Default” (as defined hereafter): (a) to collect any and all cash and other distributions of assets from the LLC; and (b) to use such measures, legal or equitable, as in Lender’s discretion may be deemed necessary or appropriate to enforce the payment or distribution thereof to Lender; and (c) to use and apply said cash and other distributions to the payment of the Loan and to the payment of attorneys’ fees, court costs, labor charges, and expenses incurred in connection with any and all things which Lender may do or cause to be done by virtue hereof, or to pay such other indebtedness with respect to the LLC or the Loan Documents as Lender deems appropriate in its sole discretion including, without limitation, payments on debts presently encumbering the Interests or to any of the foregoing. The power of attorney hereby created is coupled with an interest and is irrevocable. Assignor hereby (i) gives Lender, as his attorney-in-fact, full power and authority to do and perform each and every act or thing necessary or appropriate to accomplish the foregoing, as fully as Assignor might or could do if Assignor were personally present, and (ii) ratifies and confirms all that Lender, as Assignor’s attorney-in-fact, shall lawfully do or cause to be done by virtue of the hereinabove described power of attorney.
     2. Disclaimer of Responsibility. Lender shall not in any way be responsible for failure to do any or all of the things for which rights, interests, powers, and authorities are herein granted. Lender shall be responsible only for the application of such cash or other property as it actually receives under the terms hereof.
     3. No Liability. Prior to any election by Lender to become a substituted member of the LLC with respect to the Interest, as hereinbelow provided, this Assignment shall not operate to place any responsibility or obligation whatsoever upon Lender and thereafter only if and to the extent assumed in writing by Lender. Lender shall not have assumed any liability, unless specifically provided herein, as a result of this Assignment. Lender does not assume any obligation of Assignor under the Operating Agreement by this Assignment. Assignor agrees to protect, indemnify, and save harmless Lender from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs, and expenses (including, without limitation, attorneys’ fees and expenses) now or hereafter arising by reason of this Assignment or the Operating Agreement and any claim and demand whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking to be performed or discharged by Lender under this Assignment or the Operating Agreement. In the event Lender incurs any liability, loss, or damage by reason of this Assignment, in curing any default or breach by Assignor of its obligations under the Operating Agreement, or in the defense of any claims or demands arising out of or in connection with this Assignment, the amount of such liability, loss, or damage shall be added to the Loan secured hereby.
     4. Further Assurance. Assignor agrees to execute upon the request of Lender any and all instruments requested by Lender to evidence, perfect, or otherwise carry the purposes of this Assignment into effect or to accomplish any other purpose deemed by Lender to be necessary or appropriate in connection with this Assignment. Assignor shall pay all recording costs and reasonable attorneys’ fees incurred by Lender in connection with any such instruments.
     5. Warranties and Representations. Assignor hereby warrants and represents that the Interest is free and clear of all liens and encumbrances; that neither the Interest nor any portion thereof have been heretofore sold, assigned, transferred, or set over by any instrument now in force (except as hereinafter provided) nor will they at any time during the term of this Assignment be sold, assigned, transferred, or set over by Assignor or by any person or persons whomsoever, without the prior written consent of Lender, which consent may be withheld in Lender’s sole and unfettered discretion; that there is no other claim whatsoever to the interests of Assignor in the LLC, other than ones granted herein; that Assignor has good right to sell, assign, transfer, and set over the LLC Interest and to grant to and confer upon Lender the rights, interests, powers, and authorities herein granted and conferred; and that Lender has all rights and privileges of Assignor with respect to the Interest under the LLC, subject to the provisions of Paragraphs 7 and 8 hereof.

     6. Assignor’s Covenants. Assignor hereby agrees that he will not, at any time during the term of this Assignment with respect to the Interest and without the prior written consent of Lender, which consent may be withheld for any reason:
          (a) convey or encumber or vote to convey or encumber the Interest in any manner whatsoever;
          (b) consent to any material modification or amendment to the Operating Agreement;
          (c) admit any additional members to the LLC;
          (d) cause, permit, or allow any assets of the LLC to be leased, sold, conveyed, pledged, hypothecated, transferred, or otherwise encumbered or disposed of except as permitted under the Note; or
          (e) cause, permit, or allow the LLC to issue any additional interests, to be dissolved or liquidated, or to acquire, be acquired by, merged, or consolidated into or with any other person or entity.
     Assignor agrees that it will do all things necessary to maintain its Interest in full force and effect, prior to any election by Lender to become a substituted member of the LLC with respect to the Interest, as hereinbelow provided. During the term of this Assignment Assignor shall cause the LLC to provide to Lender within 30 days after the end of each month, the balance sheet and income statement of the LLC.
     7. Events of Default. Notwithstanding anything herein to the contrary, it is understood and agreed that although this Assignment shall be effective as of the date hereof, no right or power granted hereunder shall be exercised unless and until an “Event of Default” (as hereinafter defined) shall occur. Any one or more of the following events shall, at the option of Lender, constitute an “Event of Default” hereunder:
          (a) should any default or event of default occur under a Loan Document or any other agreement evidencing or securing all or any portion of the Loan, after giving effect to notice and all rights to cure thereunder;
          (b) should any representation or warranty of Assignor in a Loan Document prove to have been false or misleading in any material respect when made;
          (c) should Assignor fail to observe any covenant or agreement of Assignor herein contained and not cure such within thirty (30) days of its receipt of notice of such failure;
          (d) should any representation or warranty of Assignor herein contained prove to have been false or misleading in any material respect when made;
          (e) should there occur any partition, dissolution, or termination of the LLC;

          (f) should Assignor or the LLC make any assignment for the benefit of creditors; or should there be appointed a receiver, liquidator, or trustee of Assignor or of the LLC, or of their respective property or assets and such appointment not be removed or dismissed within ninety (90) days; or should there be filed any petition for bankruptcy, reorganization, liquidation, or arrangement of Assignor or the LLC pursuant to the federal Bankruptcy Code or any similar state statute; or should Assignor or the LLC be adjudicated a bankrupt or insolvent; or should Assignor or the LLC admit its inability to pay its debts as they become due; or
          (g) should the LLC default on any debt owed to a bank and such default not be cured after giving effect to all notice and cure periods allowed thereunder.
     Nothing herein contained shall be deemed to affect or impair any rights which Lender may have under the Loan Documents or under any other instrument now or hereafter evidencing, guarantying the payment of, securing, or otherwise relating to the Loan.
     8. Lender as Substituted Member. If an Event of Default occurs and is then continuing, Lender shall have the right, but no obligation, to elect to become a substituted member with respect to the Interest only and within the provisions of the Operating Agreement, upon the giving of notice of such election to the Manager of the LLC, and Lender shall be substituted for Assignor, with respect to the Interest only, as a member of the LLC as of the date of such notice.
     9. Adequate Consideration. Assignor has recognized and realized adequate and sufficient consideration for the making of this Assignment. Assignor further acknowledges that Lender will rely upon the warranties, representations, and agreements herein contained in making the Loan to the LLC.
     10. Uniform Commercial Code. In addition to the rights and privileges under this Assignment, Lender shall have all of the rights, powers, and privileges of a secured party under the Uniform Commercial Code of Georgia.
     11. Notices. Any notices, instructions, or other communications required or permitted under the terms of this Assignment shall be given pursuant to the notice provisions under the Interest Transfer and Assignment Agreement made by and between Assignor and Lender on even date herewith.
     12. Remedies Cumulative. This Assignment shall in no way operate to prevent Lender from pursuing any remedy which it now or hereafter may have because of any present or future breach of the terms and conditions of any Loan Document secured hereby, or because of the occurrence of any other Event of Default.
     13. Waiver of Defenses. Assignor agrees that Lender may, from time to time, without notice to Assignor, and without affecting, diminishing, or releasing the liability of Assignor hereunder (a) retain or obtain and perfect by possession a security interest in any property to secure the Loan, or any portion thereof, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to Assignor, with respect to Loan, or any portion thereof, (c) extend or renew for any period (whether or not longer than the original period and on more than one occasion), alter, or exchange any of the Loan or increase or decrease the Loan, (d) release or compromise, or any undertaking of any other party or parties primarily or secondarily liable on any of the Loan, (e) release its security interest, if any, in all or any property securing the Loan, or any portion thereof, and permit any substitution or exchange for any such property (but shall not be obligated to obtain or permit any substitution or exchange), and (f) alter, extend, exchange, modify, release, or cancel any covenant, agreement, or provision contained in a Loan Document. Assignor hereby expressly waives: (i) presentment, demand, notice of dishonor, protest, and all other notice whatever, except to the extent expressly provided to the contrary herein, (ii) all diligence on the part of Lender in collection or protection of, or realization upon, any security for the Loan, or any portion thereof, for enforcing any remedy available to it under any Loan Document, and (iii) the provisions of Section 10-7-24 of the Official Code of Georgia Annotated. No right or power of Assignor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any Loan Document or any of the other documents evidencing or securing the Loan, or any portion thereof, shall impair or affect the covenants, agreements, and obligations of Assignor hereunder. Assignor agrees that Assignor shall have no right of subrogation, reimbursement, or indemnity whatsoever and no right of recourse to or with respect to any assets or property of Assignor or to any collateral for the Loan, even upon payment in full of the Loan.
     14. Assignor’s Covenants Absolute. It is fully understood that until this Assignment is terminated in accordance with Paragraph 15 hereof, Assignor’s obligations and agreements hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Assignment, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance, or delay of other act or omission of Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of Assignor, or by reason of any further dealings among Assignor, Lender, and any other guarantor or surety or other party, and Assignor hereby expressly waives and surrenders any defense to the performance of its obligations and agreements hereunder based upon any of the foregoing acts, omissions, things, agreements, or waivers of any of them; it being the purpose and intent of the parties hereto that the covenants, agreements, and all obligations hereunder are absolute, unconditional, and irrevocable under any and all circumstances except to the extent otherwise specifically provided herein.
     15. Termination. This Assignment and the security title to and security interest created hereby in the Interest shall terminate and be null and void and of no further force and effect on the date on which the Loan has been paid in full. To the extent that Lender holds any collateral or certificates evidencing the Interest, such shall be promptly returned upon termination of this Assignment.
     16. Miscellaneous. This Assignment shall inure to the benefit of Lender and any subsequent holder of the Note, and shall be binding upon Assignor and its legal representatives, successors, and assigns, and any subsequent owner of the Interest. This Assignment has been signed and executed in the State of Georgia, and the nature, validity, and effect of this Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. This Assignment constitutes the entire agreement between the parties hereto, and can be amended or modified only by a writing executed by all of the parties hereto, or their respective successors, transferees, or assigns. If any portion of this Assignment be legally adjudicated invalid or unenforceable, the parties do hereby covenant and agree that such portion or portions are absolutely and completely severable from all other portions of this Assignment, and such other provisions shall not be affected by the adjudication of invalidity or unenforceability. The headings used herein are for convenience of reference only and shall not be deemed to impart substantive meaning or modify the textual content of this Assignment. As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders, as the context may require, and the term “person” shall include an individual, a corporation, an association, a partnership, a trust, and an organization.
     IN WITNESS WHEREOF, the undersigned Assignor has hereunto set his hand and seal as of the day and year first above written.

HORIZON SOFTWARE HOLDINGS, INC., a Georgia corporation
By:	/s/ Robert Williamson
Robert Williamson, President